Exhibit 23



INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement Nos. 333-41534, 333-30008, 332-7706, 33-42954, 33-45054, 33-58835, 33-344953, 333-
64466, 333-91242, 333-102088 and 333-104407 of Standex International
Corporation on Form S-8 of our report dated August 14, 2003, appearing in the Annual Report on Form 10-K of Standex International Corporation for the year ended June 30, 2003.




/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Boston, Massachusetts

September 5, 2003